UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Press Release

Item 8.01 Other Events.
On September 29, 2006, Flowserve Corporation (the “Company”) issued a press release announcing that it filed its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2006 with the Securities and Exchange Commission and, as a result of these filings, it is now current with all of its financial reporting obligations, year to date. The press release highlights certain financial results contained in these Quarterly Reports.
The Company also issued a press release announcing that the Company’s Board of Directors authorized a program to repurchase up to 2.0 million shares of the Company’s outstanding common stock. The Company expects to commence the program after its planned November filing of its third quarter 2006 Form 10-Q, with the Company reserving the right to terminate the program at any time.
The press releases are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively, which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release of the Company announcing the filing of its Form 10-Q reports for the quarterly periods March 31 and June 30, 2006, dated September 29, 2006.

Exhibit 99.2	Press release of the Company announcing the Board’s authorization of a stock repurchase program, dated September 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: October 2, 2006	By: /s/ Ronald F. Shuff Ronald F. Shuff
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of the Company announcing the filing of its Form 10-Q reports for the quarterly periods March 31 and June 30, 2006, dated September 29, 2006.

Exhibit 99.2	Press release of the Company announcing the Board’s authorization of a stock repurchase program, dated September 29, 2006.